Exhibit 1.1

Execution Copy

Cleco Power LLC

$145,000,000

6.50% Notes due 2035

Underwriting Agreement

November 9, 2009

Calyon Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, OH 44114-1306

As Representatives of the several Underwriters

Ladies and Gentlemen:

Cleco Power LLC, a Louisiana limited liability company (the “Company”), confirms its agreement with Calyon Securities (USA) Inc., KeyBanc Capital Markets Inc. and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Calyon Securities (USA) Inc. and KeyBanc Capital Markets Inc. are acting as representatives (in such capacity, hereinafter referred to as the “Representatives”) as follows:

1. Offering. The Company proposes to issue and sell to the Underwriters an aggregate principal amount of $145,000,000 of its 6.50% Notes due December 1, 2035 (the “Notes”). The Notes are to be issued pursuant to an Indenture dated as of October 1, 1988, as supplemented by the First Supplemental Indenture dated as of December 1, 2000, the Second Supplemental Indenture dated as of January 1, 2001, the Third Supplemental Indenture dated as of April 26, 2001, the Fourth Supplemental Indenture dated as of February 1, 2002, the Fifth Supplemental Indenture dated as of May 1, 2002, the Sixth Supplemental Indenture dated as of April 28, 2003, the Seventh Supplemental Indenture dated as of July 6, 2005, the Eighth Supplemental Indenture dated as of November 30, 2005, the Ninth Supplemental Indenture dated June 3, 2008 and the Tenth Supplemental Indenture to be dated as of November 13, 2009 (the “Tenth Supplemental Indenture”), and as it may from time to time hereafter be further amended and supplemented (the “Indenture”), between the Company (successor to Cleco Utility Group Inc., which previously was known as Central Louisiana Electric Company, Inc.) and The Bank of New York Trust Company, N.A. (successor to The Bank of New York, successor to Bankers Trust Company), as trustee (the “Trustee”). The Notes are more particularly described in the Prospectus (as hereinafter defined) and in the Indenture filed as an exhibit to the Registration Statement (as hereinafter defined).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-162773) for the registration of the offer and sale of certain debt securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Notes, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) of the 1933 Act Regulations.

The final prospectus dated October 30, 2009 and the final prospectus supplement dated November 9, 2009 relating to the Notes, in the forms filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations for use in connection with the offering of the Notes, are collectively referred to herein as the “Prospectus,” and such registration statement in the form in which it became effective, is hereinafter called the “Registration Statement.”

A “preliminary prospectus” shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company.

The preliminary prospectus relating to the Notes that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 3(b) hereof) is hereinafter referred to as the “Pricing Prospectus.”

For purposes of this Agreement, all references to the “Registration Statement,” any “preliminary prospectus,” the “Pricing Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3, prior to the date of this Agreement. Any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act relating to the Notes is hereinafter referred to as an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Pricing Prospectus or the Prospectus, as the case may be, after the date of this Agreement.

2. Sale and Delivery of the Notes; Closing; Offering by the Underwriters. Subject to the terms and conditions and based upon the representations and warranties set forth in this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of Notes set forth in Schedule I to this Agreement opposite the name of such Underwriter (plus any additional amount of Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof), at a price of 95.931% of the principal amount thereof plus accrued interest from June 1, 2009 to the Closing Date (as defined below).

Payment of the purchase price for, and delivery of, the Notes, shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019 or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m., New York time, on November 13, 2009, or on such later day and time (not later than ten full business days thereafter) as may be agreed upon in writing by the Underwriters and the Company, such day and time of delivery and payment being herein called the “Closing Date.”

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery of the Notes to the Underwriters through the facilities of The Depository Trust Company.

One or more global certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The Notes will be made available for examination and, if applicable, packaging by the Underwriters in The City of New York not later than 10:00 a.m. (New York time) on the business day prior to the Closing Date.

The Underwriters agree to make a public offering of the Notes at the public offering price and upon the terms and conditions set forth in the Prospectus.

3. Representations and Warranties. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date as set forth below in this Section 3.

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened.

(b) Applicable Time. For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (New York time) on the date of this Agreement. The Pricing Prospectus as supplemented by the Issuer Free Writing Prospectus listed in paragraph (a) of Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein.

(c) Not an “Ineligible Issuer”. At the earliest time the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(d) Due Organization. The Company has been duly organized and is validly existing as a limited liability company under the laws of the State of Louisiana and has the limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement.

(e) Subsidiaries. The Company has no “significant subsidiaries,” as such term is defined in Rule 405 of Regulation C of the 1933 Act Regulations. Cleco Katrina/Rita Hurricane Recovery Funding LLC is the only subsidiary of the Company.

(f) Registration Statement and Prospectus. At the time the Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and as of the Closing Date, the Registration Statement complied and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, as of their dates and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification (the “Form T-1”) under the Trust Indenture Act of 1939, as amended.

(g) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Pricing Prospectus and Prospectus, at the time the Registration Statement became effective, as of the date of the Pricing Prospectus and the Prospectus and on the Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives on behalf of the Underwriters expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement other than the materials required to be filed by the Company with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations as set forth in paragraph (a) of Schedule II hereto.

(h) Accountants. PricewaterhouseCoopers LLP, who has audited certain of the financial statements incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(i) Internal Control. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(j) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiary is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(k) Financial Statements. The consolidated financial statements and supplemental schedules of the Company set forth in or incorporated by reference in the Registration Statement, Pricing Prospectus and the Prospectus have been prepared from the books and records of the Company and its subsidiary in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) and present fairly the consolidated financial position of the Company at the dates indicated and the consolidated results of operations, cash flows and changes in capital of the Company for the periods then ended.

(l) No Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, Pricing Prospectus and Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition of the Company and its subsidiary taken as a whole, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary, whether or not arising in the ordinary course of business and (ii) no material transaction has been entered into by the Company or its subsidiary other than transactions contemplated by the Registration Statement and transactions in the ordinary course of business.

(m) No Defaults. The Company is not in violation of or in default under any term or provision of its Articles of Organization or its Operating Agreement, each as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or of any statute, rule or regulation, where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect.

(n) Regulatory Approvals. The Louisiana Public Service Commission (the “LPSC”) has authorized the issuance and sale of the Notes as contemplated by this Agreement and as described in the Prospectus; and, other than approvals that may be required under state securities laws, no other approval of any regulatory public body, state or federal, including approval of the Federal Energy Regulatory Commission (“FERC”) that may be required under the Federal Power Act, as amended (the “FPA”), is necessary in connection with the issuance and sale of the Notes pursuant to this Agreement.

(o) Legal Proceedings. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company which might reasonably be expected to result in any material adverse change in the financial condition, results of operations or business of the Company taken as a whole or which is required to be disclosed in the Registration Statement, and no notice has been given by any governmental authority of any proceeding to condemn any material properties of the Company, and, to the knowledge of the Company, no such proceeding is contemplated.

(p) Statements Set Forth in the Prospectus. The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of the Notes” and

“Description of the Debt Securities” insofar as such statements purport to summarize certain provisions of the Indenture and the Notes, fairly summarize such provisions in all material respects.

(q) Good Title. The Company has good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all its properties including, without limitation, the properties reflected in the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount) subject only to (i) the lien of the Indenture of Mortgage, dated as of July 1, 1950, as supplemented, from the Company to The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Bank One Trust Company, N.A., successor to First National Bank of Commerce), as trustee, securing the Company’s first mortgage bonds, and encumbrances permitted thereby and (ii) other encumbrances and defects which do not in the aggregate materially detract from the value of the properties of the Company or impair or interfere with the use of properties material to the business and operations of the Company taken as a whole.

(r) Environmental Compliance. The Company is in substantial compliance with all federal and state environmental statutes, rules and regulations and, to the Company’s knowledge, has received all required permits necessary for the operation of its business under such statutes, rules and regulations.

(s) Authorization and Validity of the Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

(t) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company; and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder will not result in any material violation of, or be in material conflict with or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company that are material to the conduct of its business under the Articles of Organization or Operating Agreement of the Company, as amended, or any material mortgage, contract, indenture, agreement or instrument to which the Company is a party or by which it is bound, or any judgment, order, statute, rule or regulation applicable to it of any court or governmental body or instrumentality having jurisdiction over it or its properties, and the Company has full legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(u) 1940 Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Authorization of the Indenture. The Indenture, with the exception of the Tenth Supplemental Indenture, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Tenth Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company prior to the time the Notes are issued, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. Agreements of the Company. The Company agrees with the Underwriters that:

(a) At any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act) unless the Company has furnished each of the Representatives a copy of such prospectus amendment or supplement for its review prior to filing and given the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. Each of the Representatives shall make its responses thereto, if any, promptly. The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations. Immediately following the execution of this Agreement, the Company will prepare a final prospectus supplement, in form approved by the Representatives, setting forth the principal amount of the Notes and their terms not otherwise specified in the base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, the Underwriters’ names, the price at which the Notes are to be purchased by the Underwriters from the Company, the principal amount of Notes to be purchased by each Underwriter, the initial offering price, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Notes. The Company will promptly cause any Pricing

Prospectus and the Prospectus to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such filing. The Company will promptly advise the Underwriters (i) at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of any Pricing Prospectus and the Prospectus necessary pursuant to Rule 424(b) of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether any Pricing Prospectus and the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Pricing Prospectus or Prospectus, as the case may be. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (i) notify the Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

(c) During the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations), (i) the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to the Underwriters copies of such documents, (ii) on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to the Underwriters the information contained or to be contained in such announcement or document, (iii) the Company will furnish to the Underwriters copies of all other material press releases or announcements to the general public, and (iv) the Company will immediately notify the Underwriters of (a) any decrease in the rating of the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the 1933 Act Regulations) or (b) any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice. Any requirement to furnish documents or information to the Underwriters pursuant to this covenant shall be deemed satisfied by the posting of such documents or information on the Company’s website or the filing thereof with the Commission on EDGAR.

(d) The Company agrees to prepare a pricing term sheet specifying the terms of the Notes not contained in any Pricing Prospectus, substantially in the form of Schedule III hereto and approved by the Underwriters, and to file such pricing term sheet as an “issuer free writing prospectus” within the time required pursuant to Rule 433 of the 1933 Act Regulations.

(e) As soon as practicable, but not later than 90 calendar days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(f) So long as the Underwriters are required to deliver a prospectus in connection with sales of the Notes, the Company will furnish to the Underwriters and their counsel, without charge, such copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriters may reasonably request.

(g) The Company will endeavor, in cooperation with the Underwriters, to arrange for the qualification of the Notes for sale under the laws of such jurisdictions of the United States of America as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company in any jurisdiction in which it is not so qualified.

(h) The Company will apply the net proceeds from the offering of the Notes in the manner set forth under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus.

(i) The Company will not, during the period of 30 days from the date on which the Notes are purchased by the Underwriters, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Notes, any security convertible into or exchangeable into or exercisable for the Notes or any debt securities substantially similar to the Notes, without the prior written consent of the Representatives on behalf of the Underwriters.

(j) The Company shall, whether or not any sale of the Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and its counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and related documents delivered to the Underwriters, the cost of preparing, printing, packaging and delivering the Notes, the fees and expenses incurred in compliance with Section 4(g) hereof, the fees and disbursements of the Trustee (including legal fees and disbursements, if any, of counsel to the Trustee), the fees of any agency that rates the Notes, and any fees payable in connection with the acceptance of the Notes for clearance and settlement through the facilities of The Depository Trust Company. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 7(a)(i) hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses relating to the offer and sale of the Notes contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection therewith.

(k) The Company represents and agrees that, without the prior consent of the Representatives on behalf of Underwriters, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations; each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto.

(l) The Company has complied and will comply with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(m) If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters, and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein.

5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes shall be subject to the accuracy of the representations and the warranties on the part of the Company herein contained as of the date hereof and as of the

Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8) thereof), all material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

(b) On the Closing Date, the Company shall have furnished to the Underwriters the opinion of Baker Botts L.L.P., counsel for the Company, or other counsel satisfactory to the Underwriters, dated the Closing Date, to the effect that:

(i) This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state securities laws and except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) Assuming that the Indenture, including the Tenth Supplemental Indenture, has been duly authorized, executed and delivered by the Trustee, the Indenture, including the Tenth Supplemental Indenture, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) The specimen note attached as Exhibit A to the Eighth Supplemental Indenture is in the form and contains the terms required by the Indenture;

(iv) Assuming that the Notes have been duly authenticated by the Trustee as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement, the Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the

Notes are entitled to the benefits of the Indenture, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v) The execution and delivery of the Tenth Supplemental Indenture, this Agreement and the Notes by the Company and the performance by the Company of its agreements therein or herein will not (a) breach or otherwise violate any order known to us and applicable to the Company in effect on the Closing Date of any court or governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties or (b) violate any statute of the federal government of the United States of America in effect on the Closing Date, or any rule or regulation in effect on the Closing Date applicable to the Company of any governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties;

(vi) The terms and provisions of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(vii) The Company is not an “investment company”, as such term is defined in the Investment Company Act;

(viii) No approval, authorization, consent or order of any public board, body or agency of the federal government of the United States of America is legally required for the issuance and sale of the Notes or the performance by the Company of its agreements in this Agreement, the Indenture or the Notes;

(ix) The Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; the Registration Statement and the Prospectus (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information, contained or incorporated by reference therein, as to which no opinion need be rendered) appear on their faces to comply as to form in all material respects with the requirements of Form S-3, the applicable rules and regulations with respect thereto under the Trust Indenture Act of 1939, as amended, the 1933 Act and the 1933 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof; and the Prospectus has been filed with or transmitted for filing to the Commission in accordance with Rule 424(b) of the 1933 Act Regulations;

(x) Such counsel does not know of any contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required;

(xi) Such counsel does not know of any legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and the Prospectus which have not been disclosed therein;

(xii) The Indenture is qualified under the Trust Indenture Act of 1939, as amended;

(xiii) The information in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities”, to the extent that it constitutes a summary of certain provisions of the Indenture or the Notes, has been reviewed by such counsel and is correct in all material respects; and

(xiv) The documents incorporated by reference in the Prospectus (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, contained or incorporated by reference into such documents and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof.

In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of Wade A. Hoefling, or such other satisfactory counsel, as referred to below.

(c) On the Closing Date, the Company shall have furnished to the Underwriters the opinion of Wade A. Hoefling, General Counsel of the Company, or other counsel satisfactory to the Underwriters, dated the Closing Date, to the effect that:

(i) The Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of Louisiana and has all limited liability company power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus;

(ii) To such counsel’s knowledge, the Company is registered or qualified as a foreign limited liability company for the transaction of business in the jurisdictions in which the character of the business conducted by the Company or the nature or location of the properties owned or leased by it make such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the business or properties of the Company taken as a whole;

(iii) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company;

(iv) The Indenture, including the Tenth Supplemental Indenture, has been duly authorized, executed and delivered by the Company;

(v) The Company has taken all necessary limited liability company action to authorize the execution and delivery of the Notes and the Notes have been duly executed and delivered by the Company;

(vi) Other than in connection with the provisions of securities or “blue sky” laws of any jurisdiction in which it is proposed that the Notes be offered or sold (as to which no opinion need be rendered) and other than the required order or orders of the LPSC referred to below, no approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required as of the Closing Date for the issuance and sale of the Notes, or the performance by the Company of its agreements in this Agreement, the Indenture or the Notes;

(vii) The Company is subject to the jurisdiction of the LPSC, the LPSC has authorized the issuance and sale of the Notes as contemplated by this Agreement and as described in the Prospectus, and the orders of the LPSC with respect to the issuance and sale of the Notes are in full force and effect as of the date hereof;

(viii) To such counsel’s knowledge, the Company has valid and subsisting franchises, consents, certificates and permits, free from burdensome conditions or restrictions, sufficient in all material respects to enable it to carry on its business in the State of Louisiana and in the communities, parishes and other governmental subdivisions thereof in which it operates, taken as a whole; and

(ix) The execution and delivery of this Agreement, the Indenture and the Notes by the Company and the performance by the Company of its agreements herein and therein will not (a) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company that are described in the Registration Statement and the Prospectus under, any existing obligation of the Company under any indenture, agreement or instrument known to him to which the Company is a party or by which it is bound, (b) breach or otherwise violate any order known to him and applicable to the Company in effect on the date hereof of any court or governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties or (c) violate (i) the Articles of Organization or the Operating Agreement of the Company, each as amended to date, or (ii) any statute of the State of Louisiana in effect on the date hereof, or any published rule or regulation, in effect on the date hereof applicable to the Company of any governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties that in such counsel’s experience is normally applicable in transactions of the type contemplated by this Agreement, except with respect to clause (a) of this paragraph, for such breaches, defaults or violations as would not, individually or in the aggregate have a material adverse effect on the business or properties of the Company taken as a whole.

(d) On the Closing Date, the Underwriters shall have received from Sidley Austin LLP, counsel for the Underwriters, or other counsel satisfactory to the Underwriters, such opinion or opinions as reasonably requested by the Underwriters, dated the Closing Date.

In giving such opinion, Sidley Austin LLP may rely as to matters of Louisiana law upon the opinion of Wade A. Hoefling as referred to above, or such other satisfactory counsel. Additionally, Sidley Austin LLP may state in its opinion that its opinions are expressed solely with respect to statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to the Company and that it does not express any opinion with respect to any statements contained in or incorporated by reference in the Registration Statement and the Prospectus relating to Cleco Corporation.

(e) In giving their opinions required by subsections (b) and (d) of this Section 5, each such counsel shall additionally state that each such counsel has participated in conferences with officers and other representatives of the Company, regulatory counsel to the Company and its subsidiary, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Pricing Prospectus and the Prospectus were discussed and, although each such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (except with respect to the matters set forth in paragraph (b)(vi) of this Section 5), on the basis of the foregoing (relying as to factual matters relating to the determination of materiality to a large extent upon officers and other representatives of the Company), nothing has come to their attention that would lead them to believe that

(a) any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein, (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, (iii) any statement or representation in any exhibit included or incorporated by reference therein and (iv) any Form T-1 Statement of Eligibility and Qualification of the Trustee included as an exhibit to the Registration Statement, as to which no statement need be made), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Disclosure Package, as of the Applicable Time (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no statement need be made), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) On the Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiary taken as a whole, or in the earnings, business affairs or business prospects of the Company and its subsidiary taken as a whole, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions pursuant to this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers’ knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(g) On the date hereof, the Underwriters shall have received a letter from the Company’s independent accountants, Pricewaterhouse Coopers LLP, dated as of the date hereof in form and substance satisfactory to the Underwriters.

(h) On the Closing Date, the Underwriters shall have received a letter from the Company’s independent accountants, Pricewaterhouse Coopers LLP, dated as of the Closing Date in form and substance satisfactory to the Underwriters, confirming as of the Closing Date their letter dated the date hereof and delivered to the Underwriters pursuant to Section 5(g) hereof.

(i) On or prior to the Closing Date, the Underwriters shall have received in form satisfactory to them confirmation that the Notes have been rated no lower than “BBB” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. and no lower than “Baa2” by Moody’s Investors Service, Inc.

(j) On the date hereof and on the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and their counsel.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and any such termination shall be without liability of any party to any other party, except as provided in Section 4(j) and Section 8 hereof, and except that Sections 4(j), 6, 9 and 12 shall survive any such termination and remain in full force and effect.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act or any of the aforementioned may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (including the Pricing Prospectus), the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any preliminary prospectus (including the Pricing Prospectus), or any supplement thereto, in the light of the circumstances under which such statement was made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for inclusion therein or in reliance upon the Form T-1. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each of the Underwriters agrees severally and not jointly to indemnify and hold harmless the Company, each of its managers, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to such Underwriter furnished to the Company by the Representatives on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that the statements set forth in the first sentence of the second paragraph under the heading “Risk Factors— Although the notes offered hereby are expected to be listed on the New York Stock Exchange, we cannot assure you that an active trading market for the notes will develop” and in the last sentence of the fourth paragraph, the sixth paragraph, the fourth sentence of the ninth paragraph and the tenth paragraph under the heading “Underwriting,” of the Prospectus constitute the only information furnished in writing by the Representatives on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory in the reasonable judgment of the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is held unenforceable or is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any such Underwriter be responsible for any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the total underwriting discount received by such Underwriter in connection with the Notes from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter(s). The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls each of the Underwriters within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of each of the Underwriters shall have the same rights to contribution as the Underwriters and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each manager of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule I hereto and are not joint.

7. Termination.

(a) This Agreement will be subject to termination by the Underwriters by notice to the Company at any time at or prior to the Closing Date if (i) there shall have occurred, subsequent to the date hereof, any material adverse change, or any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak or escalation of hostilities or other international or national calamity or crisis has occurred, in each case, involving the United States or the declaration by the United States of a national emergency or war and, in each case, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (iii) trading in the Company’s debt securities shall have been suspended or materially limited by the Commission or any national securities exchange; (iv) trading in securities generally shall have been suspended or materially limited or minimum or maximum prices for trading shall have been established on any of such exchanges; (v) a banking moratorium shall have been declared by U.S. Federal, Louisiana or New York State authorities, or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (vi) the rating assigned by any nationally recognized statistical rating organization to the Notes or any other debt securities of the Company as of the date hereof shall have been lowered or withdrawn since the date hereof or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or any other such debt securities; or (vii) there has come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered in connection with sales of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(b) If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any party except as provided in Section 4(j) and Section 8 hereof, and provided further that Sections 4(j), 6, 9 and 12 shall survive such termination and remain in full force and effect.

8. Default.

(a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder on the Closing Date, the non-defaulting Underwriters may arrange for one or more of such non-defaulting Underwriters or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters shall not have arranged for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that the non-defaulting Underwriters have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Notes which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased on such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(j) hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 4(j), 6 and 12 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to Calyon Securities (USA) Inc., Attn: Fixed Income Syndicate, 1301 Avenue of the Americas, New York, NY 10019, facsimile number: (212) 261-1924 (or such other place as Calyon Securities (USA) Inc. may specify in writing) and KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, OH 44114, Attention: Fixed Income Syndicate, facsimile number: (216) 689-0976 (or such other place as KeyBanc Capital Markets Inc. may specify in writing) or, if sent to the Company, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to the Company at 2030 Donahue Ferry Road, Pineville, Louisiana 71360, Attn: Treasurer, facsimile number: (318) 484-7685 (or such other place as the Company may specify in writing).

11. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and the persons referred to in Section 6 hereof and no other person will have any right or obligation hereunder.

12. Fiduciary Status. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Waiver. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriters agree that a final non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon this letter along with all counterparts will represent a binding agreement between the Company and the Underwriters.

Very truly yours,

CLECO POWER LLC

By:	/s/ Charles A. Mannix
Name: Charles A. Mannix
Title: Vice President – Tax & Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

CALYON SECURITIES (USA) INC.

By:	/s/ Andrew Schaffer
Name: Andrew Schaffer
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Ryan W. Pirnat
Name: Ryan W. Pirnat
Title: Director

For themselves and as Representatives of the Underwriters listed on Schedule I.

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased

Calyon Securities (USA) Inc.	$61,625,000

KeyBanc Capital Markets Inc.	61,625,000

Deutsche Bank Securities Inc.	10,875,000

U.S. Bancorp Investments, Inc.	10,875,000

Total	$145,000,000

Sch. I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectus included in the Pricing Disclosure Package:

•	Pricing Term Sheet attached as Schedule III hereto

(b)	Issuer Free Writing Prospectus not included in the Pricing Disclosure Package:

•	Presentation slides filed with the Commission as a Free Writing Prospectus on November 9, 2009

Sch. II-1

SCHEDULE III

Filed pursuant to Rule 433

November 9, 2009

Relating to

Preliminary Prospectus Supplement dated November 9, 2009 to

Prospectus dated October 30, 2009

Registration Statement No. 333-162773

Cleco Power LLC

Pricing Term Sheet

Issuer:	Cleco Power LLC

Security:	6.50% Notes due 2035

Ratings (Moody’s/S&P):	Baa2/BBB

Principal Amount:	$145,000,000

Maturity:	December 1, 2035

Settlement:	November 13, 2009; T+3

Coupon:	6.50%

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2009

Benchmark Treasury:	4.25% due May 15, 2039

Benchmark Treasury Yield:	4.387%

Spread to Benchmark Treasury:	2.375%

Yield to Maturity:	6.762%

Initial Price to Public:	96.806% per Note (plus accrued interest from June 1, 2009)

Redemption Provisions:

Make-Whole Call:	Make whole call at T + 30 bps

CUSIP:	185508 AE8

Minimum Denominations:	$1,000

Use of Proceeds:	The proceeds to the Issuer from the sale of the Notes in this offering are expected to be approximately $138.8 million, after deducting the underwriting discount and the other

Sch. III-1

estimated expenses of this offering. The Issuer intends to use the net proceeds from this offering for general corporate purposes, including financing a portion of the construction costs related to the Acadiana Load Pocket transmission project.

Joint Book-Running Managers:	Calyon Securities (USA) Inc. and KeyBanc Capital Markets Inc.

Co-Managers:	Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Calyon Securities (USA) Inc. toll-free at 866-807-6030 or KeyBanc Capital Markets Inc. toll-free at 866-227-6479.

Sch. III-2